Exhibit 3(a)(2)
                              ---------------

                        Certificate of Amendment to
                    the Amended Articles of Incorporation
                            of Peoples Bancorp Inc.
                  as filed with the Ohio Secretary of State
                              on April 22, 1994

                                CERTIFICATE
                                    OF
             AMENDMENT TO THE AMENDED ARTICLES OF INCORPORATION
                                    OF
                           PEOPLES BANCORP INC.


The undersigned hereby certify that they are the duly elected, qualified and acting President and Secretary, respectively, of Peoples Bancorp Inc., an Ohio corporation (the "Company"); that the Annual Meeting of the Shareholders (the "Annual Meeting") of the Company was duly called and held on April 5, 1994, at which Annual Meeting a quorum of shareholders of the Company was at all times present in person or by proxy; that the directors of the Company unanimously approved and recommended to the shareholders the approval of an amendment to Article FOURTH of the Company's Amended Articles of Incorporation in order to increase the authorized number of shares of the Company to 6,000,000 shares, all of which will be common shares, without par value; and that the resolution attached hereto as Annex 1 and incorporated herein by this reference was duly adopted by the shareholders of the Company at the Annual Meeting by the affirmative vote of the holders of shares entitling them to exercise at least a majority of the voting power of the Company entitled to vote thereon in accordance with Article SEVENTH of the Amended Articles of Incorporation of the Company.

IN WITNESS WHEREOF, the undersigned President and Secretary of
Peoples Bancorp Inc., acting for and on behalf of said corporation, have hereunto set their hands this 19th day of April, 1994.



/s/ Robert E. Evans
--------------------------
Robert E. Evans, President


/s/ Ruth I. Otto
--------------------------
Ruth I. Otto, Secretary



                               Annex 1
                               -------

  RESOLVED, that the Amended Articles of Incorporation of Peoples Bancorp Inc. be, and the same hereby are, amended by deleting present Article FOURTH in its entirety and by substituting in its place new Article FOURTH in the following form:

                           Article FOURTH
                                 of
                 the Amended Articles of Incorporation
                                 of
                        Peoples Bancorp Inc.
                        --------------------

FOURTH: The authorized number of shares of the Corporation shall be 6,000,000, all of which shall be common shares, each without par value.

03/30/98 - 8095187.01